Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports First Quarter Fiscal 2027 Results
First quarter summary:
•GAAP revenue increased 8.8% and GAAP operating income increased 12.5% for the fiscal three months ended September 30, 2026, compared to the prior fiscal year quarter.
•Non-GAAP adjusted revenue increased 7.2% and non-GAAP adjusted operating income increased 11.2% for the fiscal three months ended September 30, 2026, compared to the prior fiscal year quarter.1
•GAAP EPS was $2.28 per diluted share for the fiscal three months ended September 30, 2026, compared to $1.97 per diluted share in the prior fiscal year quarter, representing growth of 15.6%.
•Cash and cash equivalents were $25.4 million at September 30, 2026, and $36.2 million at September 30, 2025.
•Debt outstanding for credit facilities was $85 million at September 30, 2026, and $20 million at September 30, 2025.
•Stock repurchases for the fiscal three months ended September 30, 2026, were $71 million at an average price of $153.47 per share.
Compared to the same period in the prior fiscal year:

First Qtr Revenue		First Qtr Operating Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased
8.8%	7.2%	12.5%	11.2%

First Qtr Net Income		First Qtr EBITDA

GAAP	Non-GAAP[1]	Non-GAAP[2]
increased	increased	increased
11.4%	10.1%	10.2%

Full year fiscal 2027 guidance (Dollars in millions, other than per share amounts):3

	Current
GAAP	Low	High
Revenue	$2,698	$2,718
Operating margin[4]	24.7%	24.9%
EPS	$7.47	$7.51

Non-GAAP[5]
Adjusted revenue	$2,667	$2,687
Adjusted operating margin	24.1%	24.3%
Monett, MO, November 3, 2026 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for fiscal first quarter ended September 30, 2026.

According to Greg Adelson, President and CEO, “We continued our positive momentum in the first quarter of fiscal 2027, delivering record financial results that exceeded the outlook we provided in August. The demand environment remains very strong, as reflected in our outstanding sales performance and robust pipeline. We are extremely pleased with the start of our fiscal year and based on improved revenue drivers, we again exceeded consensus expectations. We are confident in our ability to continue delivering consistent, long-term results through an unwavering commitment to culture, service, innovation, strategy, and execution.”

1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2See table below on page 13 reconciling net income to non-GAAP EBITDA.
3 The full fiscal year guidance assumes no acquisitions or dispositions will be made during fiscal year 2027.
4Operating margin is calculated by dividing operating income by revenue.
5See tables below on page 7 reconciling fiscal year 2027 GAAP to non-GAAP guidance.

1

Operating Results
Revenue, operating expenses, operating income, and net income for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, were as follows:

Revenue
(Unaudited, dollars in thousands)	Three Months Ended September 30,		% Change
	2026	2025
Revenue
Services and Support	$404,961	$376,851	7.5%
Percentage of Total Revenue	57.7%	58.5%
Processing	296,586	267,887	10.7%
Percentage of Total Revenue	42.3%	41.5%
REVENUE	$701,547	$644,738	8.8%
•Services and support revenue increased for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, primarily driven by growth in hosting revenue of 11.7% as new and existing clients continue to migrate to our private cloud and processing volumes expand, an increase in deconversion revenue of $9,292, as well as an increase in software usage revenue of 9.9%, partially offset by the decrease in revenue related to the timing of our Connect conference, which was held in the first quarter of fiscal 2026 and the second quarter of 2027. Processing revenue increased for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, mainly driven by growth in card revenue of 9.4% from monthly service and risk management fees, improvement in digital and transaction revenue of 13.3% from a higher number of active users on our digital platform and from the ramping up of additional products, as well as a rise in faster payments revenue of 43.8% from expanding transactional volumes.
•For the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, core segment revenue increased 7.1%, payments segment revenue increased 9.2%, complementary segment revenue increased 10.4%, and corporate services segment revenue increased 6.2%. For the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, core segment non-GAAP adjusted revenue increased 4.9%, payments segment non-GAAP adjusted revenue increased 8.3%, complementary segment non-GAAP adjusted revenue increased 8.4%, and corporate services non-GAAP adjusted segment revenue increased 5.2%. Total non-GAAP adjusted revenue increased 7.2% for the same comparative periods (see revenue lines of segment break-out tables on pages 5 and 6 below for a reconciliation of GAAP segment revenue to non-GAAP adjusted segment revenue).

2

Operating Expenses and Operating Income
(Unaudited, dollars in thousands)	Three Months Ended September 30,		% Change
	2026	2025
Cost of Revenue	$376,046	$348,566	7.9%
Percentage of Total Revenue[6]	53.6%	54.1%
Research and Development	45,781	39,278	16.6%
Percentage of Total Revenue[6]	6.5%	6.1%
Selling, General, and Administrative	72,649	72,829	(0.2)%
Percentage of Total Revenue[6]	10.4%	11.3%
OPERATING EXPENSES	494,476	460,673	7.3%

OPERATING INCOME	$207,071	$184,065	12.5%
Operating Margin[6]	29.5%	28.5%
•Cost of revenue increased for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, primarily due to higher personnel costs, including compensation and benefit costs, partly related to trailing twelve month headcount growth, higher direct costs generally consistent with increases in related lines of revenue, higher cloud consumption costs, including artificial intelligence and security costs, increased licenses and fees, including infrastructure costs, as well as higher amortization of intangibles, partially offset by the increase in labor cost deferral.
•Research and development expense increased for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, primarily due to higher personnel costs (net of capitalization), including compensation and benefit costs, partly related to trailing twelve month headcount growth.
•Selling, general, and administrative expense decreased for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, mainly due to lower expenses related to the timing of our Connect conference.

Net Income

(Unaudited, dollars in thousands, except per share data)	Three Months Ended September 30,		% Change
	2026	2025
Income Before Income Taxes	$210,635	$190,318	10.7%
Provision for Income Taxes	50,223	46,332	8.4%
NET INCOME	$160,412	$143,986	11.4%
Diluted earnings per share	$2.28	$1.97	15.6%
•Effective tax rates for the fiscal three months ended September 30, 2026, and September 30, 2025, were 23.8% and 24.3%, respectively.

According to Mimi Carsley, CFO and Treasurer, “During the first quarter of the fiscal year, we delivered solid 7.2% non-GAAP revenue growth aided by key areas such as Cloud, Card, and Digital, with continued Faster Payments momentum. Revenue growth and leverage in our business model contributed to non-GAAP operating income margin of 28.2% and an outstanding ROIC of 23.2%”

6Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income for the fiscal three months ended September 30, 2026, compared to the fiscal three months ended September 30, 2025, excluding the impacts of deconversions and the effects of the prior fiscal year acquisition of Victor Technologies in the current fiscal quarter ended September 30, 2026, and the impacts of deconversions and the gain on assets, net, in the prior fiscal quarter ended September 30, 2025.

(Unaudited, dollars in thousands)	Three Months Ended September 30,		% Change
	2026	2025

GAAP Revenue*	$701,547	$644,738	8.8%

Adjustments:
Deconversion revenue	(17,918)	(8,626)
Revenue from the acquisition	(1,451)	—

NON-GAAP ADJUSTED REVENUE*	$682,178	$636,112	7.2%

GAAP Operating Income	$207,071	$184,065	12.5%

Adjustments:
Operating income from deconversions	(15,199)	(7,101)
Gain on assets, net	—	(3,796)
Operating loss from the acquisition	759	—

NON-GAAP ADJUSTED OPERATING INCOME	$192,631	$173,168	11.2%
Non-GAAP Adjusted Operating Margin**	28.2%	27.2%

GAAP Net Income	$160,412	$143,986	11.4%

Adjustments:***
Net income from deconversions	(15,199)	(7,101)
Gain on assets, net	—	(3,796)
Net loss from the acquisition	759	—

Tax impact of adjustments	3,466	2,615

NON-GAAP ADJUSTED NET INCOME	$149,438	$135,704	10.1%
*GAAP revenue is comprised of services and support and processing revenues (see page 2). Services and support revenue less deconversion revenue for the fiscal three months ended September 30, 2026, and 2025, which was $17,918 for the current fiscal year quarter and $8,626 for the prior fiscal year quarter, results in non-GAAP adjusted services and support revenue growth of 5.1% compared to the prior fiscal year quarter. Processing revenue less revenue excluding the effects of a prior year acquisition for the fiscal three months ended September 30, 2026, of $1,451, results in non-GAAP adjusted processing revenue growth of 10.2% compared to the prior fiscal year quarter.
**Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
***The non-GAAP net income adjustments below are first listed before tax and then the tax impact is presented as a combined tax impact of all adjustments. The tax impact of adjustments is calculated using a tax rate of 24% for the fiscal three months ended September 30, 2026, and 2025. The tax rate for non-GAAP adjustment items takes a broad look at the Company's recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended September 30, 2026
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$203,411	$252,111	$220,176	$25,849	$701,547
Non-GAAP adjustments*	(7,411)	(5,764)	(5,905)	(289)	(19,369)
NON-GAAP ADJUSTED REVENUE	196,000	246,347	214,271	25,560	682,178

GAAP COST OF REVENUE	76,204	125,318	74,776	99,748	376,046
Non-GAAP adjustments*	(888)	(1,591)	(446)	(114)	(3,039)
NON-GAAP ADJUSTED COST OF REVENUE	75,316	123,727	74,330	99,634	373,007

GAAP SEGMENT INCOME	$127,207	$126,793	$145,400	$(73,899)
Segment Income Margin**	62.5%	50.3%	66.0%	(285.9)%

NON-GAAP ADJUSTED SEGMENT INCOME	$120,684	$122,620	$139,941	$(74,074)
Non-GAAP Adjusted Segment Income Margin**	61.6%	49.8%	65.3%	(289.8)%

Research and Development					45,781
Selling, General, and Administrative					72,649
Non-GAAP adjustments unassigned to a segment***					(1,890)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					489,547

NON-GAAP ADJUSTED OPERATING INCOME					$192,631
*Revenue non-GAAP adjustments for the Payments segment were ($1,451) of revenue related to the acquired company and ($4,313) of deconversion revenue. Revenue non-GAAP adjustments for the remainder of the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the Payments segment were ($1,427) of costs related to the acquired company and ($164) of deconversion costs. Cost of revenue non-GAAP adjustments for the Corporate Services segment were ($105) of costs related to the acquired company and ($9) of deconversion costs. Cost of revenue non-GAAP adjustments for the remainder of the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were deconversion costs of $1,212, research and development costs related to the acquired company of $658, and selling, general, and administrative costs related to the acquired company of $20.

5

	Three Months Ended September 30, 2025
(Unaudited, dollars in thousands)	Core	Payments	Complementary	Corporate Services	Total
GAAP REVENUE	$190,001	$230,894	$199,509	$24,334	$644,738
Non-GAAP adjustments*	(3,219)	(3,483)	(1,876)	(48)	(8,626)
NON-GAAP ADJUSTED REVENUE	186,782	227,411	197,633	24,286	636,112

GAAP COST OF REVENUE	71,634	118,660	73,006	85,266	348,566
Non-GAAP adjustments*	(443)	(151)	(308)	(2)	(904)
NON-GAAP ADJUSTED COST OF REVENUE	71,191	118,509	72,698	85,264	347,662

GAAP SEGMENT INCOME	$118,367	$112,234	$126,503	$(60,932)
Segment Income Margin**	62.3%	48.6%	63.4%	(250.4)%

NON-GAAP ADJUSTED SEGMENT INCOME	$115,591	$108,902	$124,935	$(60,978)
Non-GAAP Adjusted Segment Income Margin	61.9%	47.9%	63.2%	(251.1)%

Research and Development					39,278
Selling, General, and Administrative					72,829
Non-GAAP adjustments unassigned to a segment***					3,175
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					462,944

NON-GAAP ADJUSTED OPERATING INCOME					$173,168
*Revenue non-GAAP adjustments for the segments were deconversion revenue. Cost of revenue non-GAAP adjustments for the segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue for each segment. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue for each segment.
***Non-GAAP adjustments unassigned to a segment were a gain on assets, net, of $3,796 less deconversion costs of $621.

6

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2027. Fiscal year 2027 non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, acquisition revenues and related operating expenses, and the gain on assets, net, and assumes no additional acquisitions or dispositions will be made during the fiscal year.

GAAP to Non-GAAP GUIDANCE (Dollars in millions, except per share data)	Annual FY'27		Adjusted for FY'27 Comparison	Reported	Change (Acquisition)
	Low	High	FY26	FY26	FY26
GAAP REVENUE	$2,698	$2,718	$2,544	$2,544	$—
Growth	6.0%	6.8%
Deconversions*	30	30	43	43	—
Acquisition	1	1	—	5	(5)
NON-GAAP ADJUSTED REVENUE**	$2,667	$2,687	$2,502	$2,496	$5
Non-GAAP Adjusted Growth	6.6%	7.4%

GAAP OPERATING EXPENSES	$2,033	$2,043	$1,909	$1,909	$—
Growth	6.5%	7.0%
Deconversion costs*	7	7	13	13	—
Acquisition costs	2	2	—	8	(8)
Gain on assets, net	—	—	(7)	(7)	—
NON-GAAP ADJUSTED OPERATING EXPENSES**	$2,024	$2,033	$1,903	$1,895	$8
Non-GAAP Adjusted Growth	6.3%	6.8%

GAAP OPERATING INCOME	$665	$676	$635	$635	$—
Growth	4.8%	6.4%

GAAP OPERATING MARGIN	24.7%	24.9%	25.0%	25.0%

NON-GAAP ADJUSTED OPERATING INCOME**	$643	$653	$598	$601	$(3)
Non-GAAP Adjusted Growth	7.5%	9.2%

NON-GAAP ADJUSTED OPERATING MARGIN	24.1%	24.3%	23.9%	24.1%

GAAP EPS	$7.47	$7.51	$6.98	$6.98	$—
Growth	7.1%	7.6%

*Deconversion revenue and related operating expenses are based on actual results for the fiscal three months ended September 30, 2026, and estimates for the remainder of the fiscal year 2027. See the Company’s Form 8-K filed with the Securities and Exchange Commission on October 29, 2026.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.

7

Balance Sheet and Cash Flow Review

•Cash and cash equivalents were $25 million at September 30, 2026, compared to $36 million at September 30, 2025.
•Trade receivables were $346 million at September 30, 2026, and $308 million at September 30, 2025.
•The Company had $85 million of borrowings at September 30, 2026, compared to $20 million of borrowings at September 30, 2025.
•Deferred revenue was $333 million at September 30, 2026, compared to $321 million at September 30, 2025.
•Stockholders' equity decreased to $2,100 million at September 30, 2026, compared to $2,173 million at September 30, 2025.
*See table below for Net Cash From Operating Activities and on page 13 for Return on Average Stockholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Net Operating Profit After Tax Return on Invested Capital (NOPAT ROIC) to GAAP measures are on pages 13 and 14. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and NOPAT ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, dollars in thousands)	Three Months Ended September 30,
	2026	2025
Net income	$160,412	$143,986
Depreciation	11,245	10,434
Amortization	44,593	41,458
Change in deferred income taxes	11,354	38,987
Other non-cash expenses	4,578	2,510
Change in receivables	3,288	12,196
Change in deferred revenue	(39,724)	(42,291)
Change in other assets and liabilities*	(34,493)	(86,690)
NET CASH FROM OPERATING ACTIVITIES	$161,253	$120,590
*For the fiscal three months ended September 30, 2026, the change in other assets and liabilities includes the change in accrued expenses of $(34,551), the change in prepaid expenses, deferred costs and other of $(31,640), and the change in accounts payable of $(4,123), partially offset by the change in income taxes of $35,821. For the fiscal three months ended September 30, 2025, the change in other assets and liabilities includes the change in accrued expenses of $(36,567), the change in prepaid expenses, deferred costs and other of $(34,336), the change in income taxes of $(9,150), and the change in accounts payable of $(6,637).

8

The following table summarizes net cash from investing activities:

(Unaudited, dollars in thousands)	Three Months Ended September 30,
	2026	2025
Payment for acquisitions	$—	$(42,390)
Capital expenditures	(26,960)	(8,880)
Proceeds from sale of assets	—	7,479
Purchased software	(1,577)	(1,509)
Computer software developed	(49,784)	(48,203)
Purchase of investments	(1,000)	(6,000)
Proceeds from investments	4,000	1,000
NET CASH FROM INVESTING ACTIVITIES	$(75,321)	$(98,503)

The following table summarizes net cash from financing activities:

(Unaudited, dollars in thousands)	Three Months Ended September 30,
	2026	2025
Borrowings on credit facilities	$188,000	$20,000
Repayments on credit facilities	(143,000)	—
Purchase of treasury stock	(70,903)	(62,045)
Dividends paid	(42,768)	(42,145)
Net cash from issuance of stock and tax related to stock-based compensation	(3,961)	(3,611)
NET CASH FROM FINANCING ACTIVITIES	$(72,632)	$(87,801)

9

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, free cash flow conversion, net operating profit after tax return on invested capital (NOPAT ROIC), and non-GAAP adjusted net income. We also present key revenue, which is the sum of cloud services revenue and processing revenue, and non-key revenue, which is all other GAAP revenue. Key revenue and non-key revenue are components of GAAP revenue and are presented because management views key revenue as the strategic recurring revenue of the business most important for long-term growth.
We believe non-GAAP financial measures help investors better understand the underlying fundamentals and operating performance of our business. Adjusted revenue, adjusted segment revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted segment cost of revenue, adjusted operating expenses, and adjusted net income eliminate deconversion revenue and associated costs, the gain on assets, net, and an acquisition, which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest income, net, taxes, depreciation, and amortization, adjusted for net income before the effect of interest income, net, taxes, depreciation, and amortization attributable to eliminated deconversions, the gain on assets, net, and an acquisition. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. NOPAT ROIC is defined as operating income for the trailing four quarters multiplied by one minus the average effective tax rate (ETR) for the trailing four quarters, with the result divided by average invested capital (average of the beginning and ending period balances). Free cash flow conversion is defined as free cash flow, less proceeds from sale of assets, divided by net income. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management does not consider indicative of the Company's ongoing operating performance; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; free cash flow conversion is useful to measure the efficiency with which operating results are converted into free cash flow; and NOPAT ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

10

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack Henry® (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For 50 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,200 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on November 4, 2026, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts, including the Company's fiscal 2027 guidance and statements regarding future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Jeremy Elwood
Corporate Communications
Jack Henry & Associates, Inc.
417-235-6652
JDElwood@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

11

Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)	Three Months Ended September 30,		% Change
	2026	2025

REVENUE	$701,547	$644,738	8.8%

Cost of Revenue	376,046	348,566	7.9%
Research and Development	45,781	39,278	16.6%
Selling, General, and Administrative	72,649	72,829	(0.2)%
EXPENSES	494,476	460,673	7.3%

OPERATING INCOME	207,071	184,065	12.5%

Interest income	5,092	7,139	(28.7)%
Interest expense	(1,528)	(886)	72.5%
Interest Income, net	3,564	6,253	(43.0)%

INCOME BEFORE INCOME TAXES	210,635	190,318	10.7%

Provision for Income Taxes	50,223	46,332	8.4%

NET INCOME	$160,412	$143,986	11.4%

Diluted net income per share	$2.28	$1.97
Diluted weighted average shares outstanding	70,262	72,909

Consolidated Balance Sheet Highlights (Unaudited)
(Dollars in thousands)	September 30,		% Change
	2026	2025
Cash and cash equivalents	$25,356	$36,239	(30.0)%
Receivables	345,823	307,647	12.4%
Total assets	3,194,748	3,047,572	4.8%

Accounts payable and accrued expenses	$247,007	$190,667	29.5%
Debt	85,000	20,000	325.0%
Deferred revenue	332,747	321,082	3.6%
Stockholders' equity	2,099,643	2,173,334	(3.4)%

12

Calculation of Non-GAAP Earnings Before Interest Income, Net, Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended September 30,		% Change
(Dollars in thousands)	2026	2025
Net income	$160,412	$143,986
Net interest	(3,564)	(6,253)
Taxes	50,223	46,331
Depreciation and amortization	55,839	51,892
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated non-GAAP adjustments*	(14,925)	(10,897)
NON-GAAP EBITDA	$247,985	$225,059	10.2%
*The fiscal first quarter 2027 and 2026 adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions of ($15,199) and an acquisition of $274, and were for deconversions of ($7,101) and a gain on assets, net, of ($3,796), respectively.

Calculation of Free Cash Flow (Non-GAAP)	Three Months Ended September 30,
(Dollars in thousands)	2026	2025
Net cash from operating activities	$161,253	$120,590
Capitalized expenditures	(26,960)	(8,880)
Internal use software	(1,577)	(1,509)
Proceeds from sale of assets	—	7,479
Capitalized software	(49,784)	(48,203)
FREE CASH FLOW	$82,932	$69,477

Net income	$160,412	$143,986
Operating cash conversion*	100.5%	83.8%
Free cash flow conversion (excluding proceeds from sale of assets)*	51.7%	43.1%
*Operating cash conversion is net cash from operating activities divided by net income. Free cash flow conversion is free cash flow less proceeds from sale of assets of $0 for the fiscal three months ended September 30, 2026, and $7,479 for the three months ended September 30, 2025, divided by net income.

Calculation of the Return on Average Stockholders’ Equity	September 30,
(Dollars in thousands)	2026	2025
Net income (trailing four quarters)	$519,202	$480,543
Average stockholders' equity (period beginning and ending balances)	2,136,489	2,049,181
RETURN ON AVERAGE STOCKHOLDERS’ EQUITY	24.3%	23.5%

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Calculation of NOPAT ROIC (Non-GAAP)	September 30,
(Dollars in thousands)	2026	2025
Operating income (trailing four quarters)	$658,039	$601,504
Average Effective Tax Rate (trailing four quarters)	22.7%	22.4%
NOPAT operating income (trailing four quarters)*	508,664	466,767

Average stockholders' equity (period beginning and ending balances)	2,136,489	2,049,181
Average current maturities of long-term debt (period beginning and ending balances)	—	45,000
Average long-term debt (period beginning and ending balances)	52,500	35,000
Average invested capital (period beginning and ending balances)	2,188,989	2,129,181

NOPAT ROIC	23.2%	21.9%
*NOPAT operating income is calculated by multiplying the trailing four quarters operating income by one minus the average ETR. NOPAT ROIC is calculated by dividing NOPAT operating income by average invested capital (period beginning and ending balances).

Reconciliation of Key and Non-Key Revenue	Three Months Ended September 30,		% Change
(Dollars in thousands)	2026	2025
GAAP REVENUE	$701,547	$644,738	8.8%

Cloud Services	217,701	195,609	11.3%
Percentage of Total Revenue*	31.0%	30.3%
Processing	296,586	267,887	10.7%
Percentage of Total Revenue*	42.3%	41.5%
KEY REVENUE	$514,287	$463,496	11.0%
Percentage of Total Revenue*	73.3%	71.9%

NON-KEY REVENUE	$187,260	$181,242	3.3%
Percentage of Total Revenue*	26.7%	28.1%

*Key and non-key revenue components as a percentage of total revenue may not equal 100% due to rounding.

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FAQ for Analysts / Investors
(Dollars in thousands)
1.Why does Core segment revenue growth appear to have moderated this quarter?
•The current quarter is being compared against a prior year period that included elevated one-time revenues from on-premise implementations and consulting engagements. Excluding those one-time items, growth in key recurring areas of the Core segment grew 8.6%, which is a positive indicator of the ongoing strength of the segment.
2.    Why did the Company rename "Public and Private Cloud" revenue to "Cloud Services"?
•The Company made this change beginning in the first quarter of fiscal 2027 to simplify presentation and improve clarity. This does not represent any change to the products or services we offer or to previously reported financial results, and prior period amounts are presented on a consistent basis.
3.    What were the first quarter of fiscal 2026 segment reclassifications?
•During the first quarter of fiscal 2027, the Company transferred a product from the Core segment to the Complementary segment for better alignment. Therefore, first quarter of fiscal 2026 results were recast. Revenue of $5,292 and cost of revenue of $746 were reclassified. Other reclassifications unrelated to the product transfer noted above were $757 of cost of revenue reclassified from Core to Corporate Services to align with current allocation of cost of revenue by segment. These changes are segment-level only and do not affect consolidated results.
4.    What is the timing of the Connect Conference?
•The Connect Conference is Jack Henry's annual client conference. The revenue and expenses associated with the conference are included in the Corporate Services segment. The event was held in the first quarter of fiscal 2026 and is in the the second quarter of fiscal 2027. The event will be held in the second quarter for the next four years.

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